Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For media information:	For investor information:

Janet Brewer	Gavin Bell
937-445-6779	937-445-3276
janet.brewer@ncr.com	gavin.bell@ncr.com

For Release on January 10, 2008

NCR Fourth-Quarter Earnings to Exceed Expectations,

Raising-Full Year 2007 Guidance for Continuing Operations

•	Strong revenue growth in Retail Store Automation and Financial Self-Service

•	Customer Services profitability continues to improve

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today announced that it expects 2007 earnings from continuing operations to exceed previous guidance. NCR now expects GAAP earnings per share to be $0.87 to $0.92 per share in 2007. Excluding the impact of non-operational items, NCR now expects its non-GAAP earnings per share for full-year 2007 to be $1.35 to $1.40 per share, rather than the $1.20 to $1.25 per share previously expected.(1)

NCR expects to report full year revenue growth from continuing operations of approximately 8 percent, rather than the 5 to 6 percent growth previously expected. The year-over-year revenue increase is expected to include the benefit of 3 percentage points from foreign currency fluctuations. Stronger-than-anticipated profitability in the company’s Customer Services, Financial Self-Service and Retail Store Automation divisions was driven by higher-than-expected revenues.

NCR will provide more detailed information regarding its fourth-quarter results when it reports earnings on Jan. 30, 2008. The company will discuss its fourth-quarter results and its 2008 guidance during a conference call scheduled for 10:00 a.m. (ET) that day. Live access to the conference call, as well as a replay of the conference call, will be available on NCR’s website at http://investor.ncr.com/.

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About NCR Corporation

NCR Corporation (NYSE: NCR) is a global technology company leading the way businesses interact with customers. NCR’s assisted- and self-service solutions and comprehensive support services address the needs of retail, financial, travel, healthcare, hospitality, gaming and public sector organizations in more than 100 countries. NCR (www.ncr.com) is headquartered in Dayton, Ohio.

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NCR is a trademark of NCR Corporation in the United States and other countries.

(1)	NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, the company believes that certain non-GAAP measures found in this release are useful for investors. NCR’s management looks at the company’s results excluding certain items to assess the financial performance of the company and believes this information is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with past reports of financial results. In addition, management uses earnings per share excluding these items to manage and determine effectiveness of its business managers and as a basis for incentive compensation. These non-GAAP measures should not be considered as substitutes for or superior to results determined in accordance with GAAP.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include those relating to: the separation of Teradata and NCR’s other businesses, including the ability of NCR to operate as an independent entity; the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-service technologies), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; the effect of currency translation; short product cycles, rapidly changing technologies and maintaining a competitive leadership position with respect to our solution offerings; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of continued cost-control measures being taken by the company; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.